SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event report) March 11, 1996

                              SCAN-GRAPHICS, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                   0-15864              95-4091769
- -------------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)


             700 ABBOTT DRIVE, BROOMALL, PENNSYLVANIA     19008-4373
- -------------------------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

        Registrant's Telephone Number, Including Area Code 610-328-1040


                                 Not Applicable
- -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                               SCAN-GRAPHICS, INC.


                                     ITEM #7


         On January 12, 1996, under Form 8K, Scan-Graphics, Inc. reported that an agreement was entered into between Scan-Graphics, Inc., and the shareholder of Tangent Engineering, Inc., whereby Scan-Graphics, Inc. acquired and the shareholders of Tangent Engineering, Inc. transferred all the issued and outstanding stock in a transaction intended to qualify as a reorganization within the meaning of Section 365(a)(i)B of Code. It was reported on January 12, 1996 under Item #7 that the Audited Financial Statements of the acquired business would be filed. Enclosed are the audited financial statements of the acquired business and the consolidated proforma financial statements as follows:

         o Audited Financial Statements of Tangent Engineering, Inc. for 1995, 1994 and 1993.

         o    Scan-Graphics, Inc. consolidated proforma Balance
              Sheet for 1995.

         o Scan-Graphics, Inc. consolidated income statements for 1995, 1994 and 1993.

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY

                        Consolidated Financial Statements
                        and Independent Auditors' Report
                        December 31, 1995, 1994, and 1993

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY


                                Table of Contents


                                                                            Page
                                                                            ----

Independent Auditors' Report................................................ 1

Consolidated Financial Statements

        Consolidated Balance Sheets......................................... 2

        Consolidated Statements of Income .................................. 3

        Consolidated Statements of Stockholders' Equity......................4

        Consolidated Statements of Cash Flows............................... 5

Notes to Consolidated Financial Statements.................................. 6

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Tangent Engineering, Inc. and Subsidiary
Denver, Colorado

We have audited the accompanying consolidated balance sheets of Tangent Engineering, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tangent Engineering, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.





                                        Ehrhardt Keefe Steiner & Hottman PC
March 4, 1996
Denver, Colorado

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY

                           Consolidated Balance Sheets


                                                                                            December 31,
                                                                              --------------------------------------
                                                                                  1995                     1994
                                                                              --------------         ---------------
                                     Assets
Current assets
    Cash                                                                      $       20,931          $      191,978
    Accounts receivable, net of $5,000 allowance for doubtful accounts               371,661                 407,379
    Inventories (Note 2)                                                             662,565                 485,188
    Deferred income taxes (Note 4)                                                    30,430                  23,430
    Prepaid expenses                                                                   4,446                   4,736
                                                                              --------------          --------------
          Total current assets                                                     1,090,033               1,112,711
                                                                              --------------          --------------

Property and equipment
    Equipment under capital lease (Note 9)                                           269,387                 269,387
    Machinery and equipment                                                          341,702                 220,516
    Automobiles                                                                       33,416                       -
    Computer equipment                                                               220,209                 193,769
    Furniture and fixtures                                                            37,206                  37,206
    Leasehold improvements                                                            19,523                  19,523
    Research and development equipment                                                21,344                  19,411
                                                                              --------------          --------------
                                                                                     942,787                 759,812
    Less accumulated depreciation and amortization                                  (394,692)               (201,378)
                                                                              --------------          --------------
                                                                                     548,095                 558,434
                                                                              --------------          --------------
Other assets
    Software rights, net (Note 12)                                                     7,500                  67,500
    Deposits and other                                                                 8,325                   6,780
    Deferred income taxes (Note 4)                                                     3,300                   2,333
                                                                              --------------          --------------
                                                                                      19,125                  76,613
                                                                              --------------          --------------

                                                                              $    1,657,253          $    1,747,758
                                                                              ==============          ==============

                      Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable                                                          $      250,936          $       76,972
    Accrued expenses                                                                  85,043                  86,546
    Accrued bonuses                                                                        -                 400,000
    Income taxes payable (Note 4)                                                     17,948                  10,652
    Current portion of long-term debt (Note 8)                                        67,614                  51,871
    Current portion of capital lease obligation (Note 9)                              87,631                  81,014
    Deferred revenue (Note 7)                                                         41,902                  54,205
    Notes payable - officers (Note 6)                                                259,241                  78,567
                                                                              --------------          --------------
          Total current liabilities                                                  810,315                 839,827
                                                                              --------------          --------------

    Long-term debt, less current portion (Note 8)                                    182,301                 224,244
    Capital lease obligation (Note 9)                                                 42,391                 130,022
    Deferred revenue (Note 7)                                                          6,097                  60,836
                                                                              --------------          --------------
          Total long-term liabilities                                                230,789                 415,102
                                                                              --------------          --------------

Commitments (Notes 5, 10, and 13)

Stockholders' equity
    Common stock, no par value; 1,000 shares authorized, 720 shares issued
     and outstanding                                                                     100                     100
    Retained earnings                                                                616,049                 492,729
                                                                              --------------          --------------
          Total stockholders' equity                                                 616,149                 492,829
                                                                              --------------          --------------

                                                                              $    1,657,253          $    1,747,758
                                                                              ==============          ==============


                See notes to consolidated financial statements.

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY

                        Consolidated Statements of Income


                                                                      For the Year Ended December 31,
                                                       ---------------------------------------------------------------
                                                           1995                    1994                    1993
                                                       ---------------          --------------         ---------------
Revenue
    Manufacturing                                       $    2,465,613          $    2,229,969          $    1,225,274
    Maintenance                                                401,858                 276,264                 407,007
    Lease                                                      155,538                 124,726                       -
                                                        --------------          --------------          --------------
          Total revenue                                      3,023,009               2,630,959               1,632,281
                                                        --------------          --------------          --------------

Operating expenses
    Manufacturing cost of sales                              1,323,917                 804,835                 952,248
    General and administrative                               1,354,493               1,512,147                 337,663
    Research and development                                   202,456                 369,866                 320,561
                                                        --------------          --------------          --------------
          Total operating expenses                           2,880,866               2,686,848               1,610,472
                                                        --------------          --------------          --------------

    Income (loss) from operations                              142,143                 (55,889)                 21,809
                                                        --------------          --------------          --------------

Other income (expense)
    Gain on sale of assets                                           -                 106,712                       -
    Interest expense                                           (31,758)                (28,778)                      -
    Other income                                                45,286                   7,380                   7,347
                                                        --------------          --------------          --------------
          Total other income                                    13,528                  85,314                   7,347
                                                        --------------          --------------          --------------

Income before income taxes                                     155,671                  29,425                  29,156

Income taxes (Note 4)                                           32,351                   1,648                     723
                                                        --------------          --------------          --------------

Net income                                              $      123,320          $       27,777          $       28,433
                                                        ==============          ==============          ==============

Net income per common share                             $          171          $           39          $           39
                                                        ==============          ==============          ==============

Weighted average number of common shares outstanding               720                     720                     720
                                                        ==============          ==============          ==============


                See notes to consolidated financial statements.

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY

                 Consolidated Statement of Stockholders' Equity
                  Years Ended December 31, 1995, 1994, and 1993


                                                Common Stock                Retained
                                          Shares             Amount         Earnings             Total
                                        --------          ----------     --------------      -------------
Balance - December 31, 1992                  720          $      100     $      436,519      $     436,619

Net income for the year                       -                   -              28,433             28,433
                                        --------          ----------     --------------      -------------

Balance - December 31, 1993                  720                 100            464,952            465,052

Net income for the year                       -                   -              27,777             27,777
                                        --------          ----------     --------------      -------------

Balance - December 31, 1994                  720                 100            492,729            492,829

Net income for the year                       -                   -             123,320            123,320
                                        --------          ----------     --------------      -------------

Balance - December 31, 1995                  720          $      100     $      616,049      $     616,149
                                        ========          ==========     ==============      =============





                See notes to consolidated financial statements.

                            TANGENT ENGINEERING, INC.

                                 AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                                                                              For the Year Ended December 31,
                                                                 ------------------------------------------------------
                                                                      1995                1994                 1993
                                                                 ---------------    ---------------      --------------
Cash flows from operating activities
    Net income                                                   $      123,320      $       27,777      $       28,433
                                                                 --------------      --------------      --------------
    Adjustments to reconcile net income to cash (used by)
     provided by operating activities
       Depreciation and amortization                                    253,314             131,137              43,959
       Deferred income taxes                                             (7,967)            (17,989)             (7,774)
       Gain on sale of assets                                                -             (106,712)                 -
       Equipment disposed                                                    -               21,970                  -
       Change in assets and liabilities -
          Accounts receivable                                            35,718            (251,416)             64,935
          Inventories                                                  (264,545)           (379,653)           (230,061)
          Prepaid expenses                                                  290              (1,400)              5,762
          Deposits and other assets                                      (1,545)             (2,942)                 -
          Income taxes payable                                            7,296               9,449               1,203
          Accounts payable                                              173,964              32,438              18,762
          Accrued expenses                                               (1,503)             26,773             (12,222)
          Accrued bonuses                                              (400,000)            400,000             137,036
          Deferred revenue                                              (67,042)            115,041                  -
                                                                 --------------      --------------       -------------
                                                                       (272,020)            (23,304)             21,600
                                                                 --------------      --------------      --------------
               Net cash (used by) provided by operating
                activities                                             (148,700)              4,473              50,033
                                                                 --------------      --------------      --------------

Cash flows from investing activities
    Proceeds from sale of assets                                             -               97,060                  -
    Additions to property and equipment                                 (62,391)           (110,872)           (130,097)
                                                                 --------------      --------------      --------------
               Net cash used by investing activities                    (62,391)            (13,812)           (130,097)
                                                                 --------------      --------------      --------------

Cash flow from financing activities
    Payments on capital lease obligations                               (81,014)            (58,350)                 -
    Proceeds from long-term debt                                             -              281,828                  -
    Payments on long-term debt                                          (59,616)            (25,101)                 -
    Proceeds from notes payable - officers                              387,278                  -                   -
    Payments on notes payable - officers                               (206,604)            (58,469)                 -
                                                                 --------------      --------------      -------------
               Net cash provided by financing activities                 40,044             139,908                  -
                                                                 --------------      --------------      -------------

Net (decrease) increase in cash                                        (171,047)            130,569             (80,064)

Cash at beginning of year                                               191,978              61,409             141,473
                                                                 --------------      --------------      --------------

Cash at end of year                                              $       20,931      $      191,978      $       61,409
                                                                 ==============      ==============      ==============


Supplemental disclosures of cash flow information
        Cash paid during the year for income taxes was $10,250, $10,254, and $7,050, respectively for 1995, 1994 and 1993.

        Cash paid during the year for interest was $31,758, $28,778 and $122, respectively, for 1995, 1994 and 1993.

Supplemental schedule of noncash investing and financing activities:
        During 1995 and 1994, the Company transferred inventory with a cost of $136,975 and $180,296, respectively, to equipment in fixed assets. Also during 1995, the Company transferred fixed assets with a net book value of $49,807 into inventory upon termination of a lease.

        During 1995, the Company purchased a vehicle through a note payable of $33,416.

        During 1994, the Company exchanged scanning and copying equipment for software rights valued at $90,000. The transaction resulted in a $50,000 gain.



                See notes to consolidated financial statements.

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies

Nature of Business

Tangent Engineering, Inc. (the "Company") was incorporated in 1987 and is a manufacturer and developer of high technology scanning and copying equipment. In 1994, the Company formed a wholly owned subsidiary, Tangent Financial Corporation, to lease scanning and copying equipment.

Principles of Consolidation

The Company's consolidated financial statements include the accounts of Tangent Engineering, Inc. and its wholly owned subsidiary, Tangent Financial Corporation. All significant intercompany accounts and transactions have been eliminated.

Concentration of Credit Risk

At December 31, 1995 and 1994, the Company had a bank balance at a financial institution which was approximately $0 and $92,000, respectively, in excess of federally insured amounts.

Accounts Receivable

In the normal course of business, the Company grants credit to its customers, consisting primarily of governmental agencies and large corporate entities, located throughout the United States. Four customers accounted for approximately $280,000 and $400,000 of the accounts receivable balance at December 31, 1995 and 1994, respectively.

Inventories

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or market. Material, labor and manufacturing overhead are included in the cost of work-in-process and finished goods inventory.

Property and Equipment

Property and equipment are stated at cost. Major additions and improvements that materially extend the life of the assets are capitalized. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives range from 5-7 years. Equipment under capital leases is being depreciated using the straight-line method over the term of the related lease.

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



Note 1 - Summary of Significant Accounting Policies (continued)

Net Income Per Common Share

Net income per common share is computed using the weighted average number of common shares outstanding.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Revenue Recognition

Sales revenue is recognized on products when they are shipped to the customer. Lease revenue is recognized monthly when invoiced.

Research and Development

Research and development expenses are charged to expense as incurred.

Deferred Revenue

Deferred revenue consists of a deferred gain and maintenance agreement revenue paid in advance of services. Deferred revenue is recognized as earned, pro rata on a monthly basis, over the life of the lease or agreement.

Software Rights

The software rights are amortized over the estimated useful life of 18 months.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies (continued)

Reclassifications

Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform with the 1995 presentation.

Note 2 - Inventories

Inventories consist of the following:
                                                      December 31,
                                         --------------------------------------
                                              1995                    1994
                                         --------------          --------------

         Raw materials                   $      314,580          $      183,600
         Work-in-process                         86,027                 127,247
         Finished goods                         261,958                 174,341
                                         --------------          --------------

                                         $      662,565          $      485,188
                                         ==============          ==============


Note 3 - Leased Equipment

The Company's leasing operations consist principally of the leasing of scanning and copying equipment and maintenance agreements. The leases are classified as operating leases. Lease terms range from one to five years. At December 31, 1995 and 1994, machinery and equipment included $301,082 and $180,296 of leased equipment, respectively, and accumulated depreciation of $56,899 and $18,029, respectively.

The following is a schedule of the minimum future rentals on noncancelable operating leases as of December 31, 1995:

         Year Ending December 31,
         ------------------------
                    1996                       $      178,855
                    1997                              124,815
                    1998                              114,650
                    1999                               40,424
                                               --------------
                                               $      458,744
                                               ==============

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 4 - Income Taxes

The components of the provision for income taxes are as follows:


                                                               Year Ended December 31,
                                             ----------------------------------------------------------
                                                  1995                  1994                   1993
                                             -------------         --------------          ------------
         Current tax provision
                  Federal                    $     33,313          $       14,139          $     6,118
                  State                             7,005                   5,498                2,379

         Deferred tax (benefit)
                  Federal                          (6,613)                (12,952)              (5,597)
                  State                            (1,354)                 (5,037)              (2,177)
                                             ------------          --------------          -----------
                                             $     32,351          $        1,648          $       723
                                             ============          ==============          ===========


The net deferred tax assets in the accompanying balance sheets consist of the following:

                                                                        December 31,
                                                            -----------------------------------
                                                                 1995                 1994
                                                            -------------         -------------
       Current deferred tax asset (liaiblity)
             Capitalized inventory costs                    $      28,580         $     24,930
             Bad debts                                              1,850               (1,500)
                                                            -------------         ------------

                                                            $      30,430         $     23,430
                                                            =============         ============

       Long-term deferred tax asset (liability)
             Deferred revenue                               $      11,280         $     17,864
             Depreciation and amortization                         (7,980)             (15,531)
                                                            -------------         ------------

                                                            $       3,300         $      2,333
                                                            =============         ============



No valuation allowance has been provided against the net deferred tax assets at December 31, 1995 and 1994 due to historical profitable operations by the Company.

The items comprising deferred income tax (benefit) are as follows:

                                                              For the Year Ended December 31,
                                                -------------------------------------------------------
                                                     1995                  1994                1993
                                                -------------         -------------        ------------

         Deferred revenue                       $     (6,696)         $    (20,850)        $         -
         Capitalized inventory costs                  (1,351)               (9,485)             (12,500)
         Depreciation and amortization                (2,224)               12,180                5,826
         Bad debts                                     2,304                    -                (1,100)
                                                ------------          ------------         ------------

                                                $     (7,967)         $    (18,155)        $     (7,774)
                                                ============          ============         ============


                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



Note 4 - Income Taxes (continued)

The difference between the Company's effective income tax rate and the United States statutory rate is as follows:

                                                           For the Year Ended December 31,
                                                  ------------------------------------------------
                                                      1995                1994              1993
                                                  -----------           --------          --------

United States statutory rate                              26%                 15%               15%
State income tax                                           5%                  5%                5%
Permanent differences and tax credits                    (10)%               (14)%             (18)%
                                                  ----------            --------          --------
                                                          21%                  6%                2%
                                                  ==========            ========          ========


Note 5 - Profit-Sharing Plan

The Company has a qualified profit sharing/401(k) plan (the Plan) for those employees who meet certain eligibility requirements set forth in the Plan. Employees become eligible to participate in the Plan after one year of service. The Plan does permit voluntary contributions by participants. Contributions to the 401(k) portion of the Plan are matched by the Company equal to 100% of voluntary contributions by individual participants, limited to 3% of the individual participant's annual pay. Annual profit sharing contributions to the Plan are at the discretion of the Board of Directors. Vested benefits are distributed upon death, disability or termination of employment according to the following vested schedule:

             Years of Service                        Percentage
             ----------------                        ----------
                 Less than 2                              0%
                 2                                       20%
                 3                                       40%
                 4                                       60%
                 5                                       80%
                 6 or more                              100%


The total amount charged to operations under the plan was $83,289, $91,515, and $48,558 for the years ended December 31, 1995, 1994, and 1993, respectively.

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 6 - Notes Payable - Officers

Notes payable to officers accrue interest at 5% per annum, are due on demand and are without collateral. At December 31, 1995 and 1994, the balance was $259,241 and $78,567, respectively, and interest paid on the notes during the years ended December 31, 1995, 1994 and 1993 totaled $12,862, $4,171, and 0, respectively.


Note 7 - Deferred Revenue on Sale and Leaseback

In 1994, under a sale and leaseback agreement, the Company sold equipment and leased it back under a five year agreement. The transaction produced a gain of $73,164 which was deferred and is being amortized over the life of the lease. For the years ended December 31, 1995 and 1994, the Company recognized income of $29,061 and $13,618, respectively.


Note 8 - Long-Term Debt

Long-term debt consists of the following:

                                                                 December 31,
                                                        ------------------------------
                                                           1995                1994
                                                        -----------        -----------
Note payable, payable in monthly principal and
  interest payments of $6,171 through July 1999.
  Interest rate is 8.75%. This note payable is
  non-recourse to the Company, is based upon the
  credit standing of a customer of the Company
  and is further collateralized by the equipment.       $  225,056         $  276,115

Note payable, payable in monthly principal and
  interest  payments of $1,704 through January
  1998. Interest rate is 9.5%; collateralized
  by an automobile.                                         24,859                  -
                                                       -----------        -----------
                                                           249,915            276,115
Less current portion                                       (67,614)           (51,871)
                                                       -----------        -----------

                                                        $  182,301        $   224,244
                                                       ===========        ===========

Maturities of long-term debt are as follows:

         Year Ending December 31,
         ------------------------
                 1996                           $  67,614
                 1997                              73,869
                 1998                              69,103
                 1999                              39,329
                                                ---------
                                                $ 249,915
                                                =========

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 9 - Capital Lease Obligation

At December 31, 1995 and 1994, equipment with a net book value of $112,245 and $219,387, respectively, (net of accumulated amortization of $157,142 and $50,000, respectively) has been leased under capital leases.

Future minimum annual lease payments are as follows:

        Year Ending December 31,
        ------------------------
              1996                                              $     93,227
              1997                                                    48,307
                                                                ------------
              Total minimum lease payments                           141,534
              Less amount representing interest                      (11,512)
                                                                ------------
              Net minimum lease payments                             130,022
              Less current portion                                   (87,631)
                                                                ------------
                                                                $     42,391
                                                                ============

Note 10 - Commitments

The Company has entered into various lease agreements for facility and equipment use through May 31, 1999. Rent expense for the years ended December 31, 1995, 1994 and 1993 totaled $75,045, $61,590 and $35,850, respectively. Future minimum lease payments under these leases are as follows:

       Year Ending December 31,
       ------------------------
             1996                                              $    59,557
             1997                                                   57,939
             1998                                                   58,914
             1999                                                   24,547
                                                               -----------
                                                               $   200,957
                                                               ===========


Note 11 - Major Customer

During the year ended December 31, 1995, 1994, and 1993, sales to two customers accounted for approximately 20%, 25%, and 13%, respectively, of the Company's total sales revenue.

                           TANGENT ENGINEERING, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 12 - Software rights

In 1994 the Company exchanged scanning and copying equipment for software rights from an entity which has developed cartographic software to be used in conjunction with the Company's scanning and copying equipment. The software rights were valued at $90,000 which was the sales price of the equipment exchanged. The Company recognized a gain of $50,000 on the exchange of assets which is being recognized as income on a straight-line basis over the term of the lease. Accumulated amortization was $82,500 and $22,500 at December 31, 1995 and 1994, respectively.

Note 13 - Agreement to Reorganize

Effective December 29, 1995, the shareholders of the Company entered into a plan of reorganization with an unaffiliated company whereby all of the issued and outstanding shares of the Company were exchanged for 1,000,000 voting shares of common stock of the unaffiliated company. Pursuant to the reorganization, the Company entered into an agreement whereby the unaffiliated company will provide funding for working capital, as needed, up to a maximum of $300,000 through December 31, 1996. In addition, in conjunction with the reorganization, the shareholders and one director entered into employment contracts with the Company for a period of three years to be renewed automatically until terminated as provided in the agreements.

                              SCAN-GRAPHICS, INC.

                                  CONSOLIDATED

                         PRO FORMA FINANCIAL STATEMENTS

PRO FORMA FINANCIAL STATEMENTS                                SCANGRAPHICS, INC.
                                                         CONSOLIDATED FINANCIALS
                                                             DECEMBER 31, 1995
BALANCE SHEET

CASH                                                          $   189,401
ACCOUNTS RECEIVABLE                                             1,045,443
ALLOWANCE FOR D/A                                                 (45,804)
INVENTORY                                                       1,454,247
OTHER CURRENT ASSETS                                               57,018

TOTAL CURRENT ASSETS                                          $ 2,700,305

PROPERTY AND EQUIPMENT                                        $   756,399
LESS ACCUM DEPR/AMORT

OTHER ASSETS
PRODUCT ACQUISITION COST, LESS ACCUM. AMORT                   $         0
SOFTWARE PURCHASE LESS ACCUM. AMORT                               556,118
OTHER NON-CURRENT ASSETS                                           71,016

TOTAL OTHER ASSETS                                            $   627,134

TOTAL ASSETS                                                  $ 4,083,838

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                         $   945,325
ACCRUED BONUSES                                                         0
LOANS PAYABLE - RELATED PARTIES                                    54,455
NOTES PAYABLE - OFFICERS                                          259,241
ADVANCED BILLINGS                                                 155,123
DIVIDEND PAYABLE                                                  158,467
OTHER CURRENT ASSETS                                               17,948
CURRENT PORITON CAPITAL LEASE OBLIGATION                           87,631
CURRENT MATURITIES LTD                                             69,402

TOTAL CURRENT LIABILITIES                                     $ 1,747,592

LONG TERM DEBT                                                $   182,301
CAPITAL LEASE OBLIGATION                                           42,391
DEFERRED REVENUE                                                    6,097

TOTAL LONG-TERM LIABILITIES                                   $   230,789

STOCKHOLDERS'EQUITY

CLASS A PREFERRED STOCK SERIES A                              $ 1,000,000
CLASS A PREFERRED STOCK SERIES B                                1,250,000
COMMON STOCK                                                       10,183
ADD'L PAID IN CAPITAL                                           8,678,066
DEFICIT                                                        (8,832,792)


TOTAL STOCKHOLDERS' EQUITY                                    $ 2,105,457

TOTAL STOCKHOLDERS' EQUITY & LIABILITIES                      $ 4,083,838



PRO FORMA FINANCIAL STATEMENTS                                SCANGRAPHICS, INC.      SCANGRAPHICS, INC.        SCANGRAPHICS, INC.
                                                           CONSOLIDATED FINANCIALS  CONSOLIDATED FINANCIALS  CONSOLIDATED FINANCIALS
                                                              DECEMBER 31, 1995        DECEMBER 31, 1994        DECEMBER 31, 1993
INCOME STATEMENT
REVENUES

SALES                                                          $  5,048,342              $  4,734,155              $  3,335,371
LICENSE AND ROYALTY FEES                                            120,928                   333,079                   503,469

TOTAL REVENUES                                                 $  5,169,270              $  5,067,234              $  3,838,840

COST OF GOODS SOLD                                             $  3,247,605              $  2,189,948              $  2,382,289

GROSS PROFIT                                                   $  1,921,665              $  2,877,286              $  1,456,551

EXPENSES

RESEARCH AND DEVELOPMENT                                       $    585,347              $    783,384              $    769,684
SALES AND MARKETING                                                 724,627                   836,277                 1,057,865
GENERAL AND ADMINISTRATIVE                                        1,793,606                 2,149,391                 1,432,156

TOTAL OPERATING EXPENSES                                       $  3,103,580              $  3,769,052              $  3,259,705

INCOME (LOSS) BEFORE OTHER (EXPENSE) INCOME                   ($  1,181,915)            ($    891,766)            ($  1,803,154)

OTHER (EXPENSE) INCOME
LITIGATION LEGAL FEES                                          $      1,271             ($     42,086)            ($     38,864)
INTEREST EXPENSE                                                    (43,904)                  (34,702)                  (10,049)
OTHER EXPENSES                                                      (27,277)                  (30,199)                  (23,812)
GAIN (LOSS) ON SALE OF ASSETS                                             0                   106,712                         0
INTEREST INCOME                                                       2,233                     4,718                     4,943
OTHER INCOME                                                         45,286                    13,180                     7,347

TOTAL OTHER (EXPENSE) INCOME                                  ($     22,341)             $     17,623             ($     60,435)

NET (LOSS) INCOME BEFORE INCOME TAXES                         ($  1,204,256)            ($    874,143)            ($  1,863,589)
(BENEFITS)

INCOME TAXES(BENEFIT)                                          $     32,351              $     14,961             ($      7,820)

NET(LOSS) INCOME                                              ($  1,236,607)            ($    889,104)            ($  1,855,769)

PREFERRED DIVIDENDS                                            $    158,467              $    120,000              $    120,000

BALANCE APPLICABLE TO COMMON STOCK                            ($  1,395,074)            ($  1,009,104)            ($  1,975,769)

NET(LOSS)INCOME PER COMMON SHARE                              ($       0.14)            ($       0.10)            ($       0.21)

WEIGHTED AVERAGE NUMBER OF COMMON                                10,183,812                 9,718,812                 9,218,477


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SCAN-GRAPHICS, INC.




                                           BY: /S/ ANDREW E. TROLIO
                                               ------------------------------
                                               Andrew E. Trolio
                                               President

March 11, 1996
(Date)